Exhibit 99.1

Allegheny Technologies CEO Pat Hassey to Speak at the Bank of America Merrill Lynch Conference

PITTSBURGH--(BUSINESS WIRE)--May 5, 2010--Allegheny Technologies Incorporated (NYSE: ATI) announced that L. Patrick Hassey, Chairman, President and Chief Executive Officer, will speak at the Bank of America Merrill Lynch 2010 Global Metals and Mining Conference in Miami, FL on May 12, 2010. Mr. Hassey’s remarks and presentation slides will be available live at 2:40 p.m. (ET) on Wednesday, May 12, 2010, on ATI’s website www.ATImetals.com under the “Investors” tab.

The presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which we are unable to predict or control, that may cause our actual results, performance or achievements to materially differ from those expressed or implied in the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in Allegheny Technologies' filings with the Securities and Exchange Commission. We assume no duty to update our forward-looking statements.

Building the World’s Best Specialty Metals Company™

Allegheny Technologies Incorporated is one of the largest and most diversified specialty metals producers in the world with revenues of $3.1 billion during 2009. ATI has approximately 8,600 full-time employees world-wide who use innovative technologies to offer global markets a wide range of specialty metals solutions. Our major markets are aerospace and defense, oil and gas/chemical process industry, electrical energy, medical, automotive, food equipment and appliance, machine and cutting tools, and construction and mining. Our products include titanium and titanium alloys, nickel-based alloys and superalloys, grain-oriented electrical steel, stainless and specialty steels, zirconium, hafnium, and niobium, tungsten materials, and forgings and castings. The Allegheny Technologies website is www.ATImetals.com.

CONTACT:
Allegheny Technologies Incorporated
Dan L. Greenfield, 412-394-3004